                             AMENDMENT NO. 1 TO THE
                           SECOND AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                                       for
                                  E*TRADE FUNDS

     WHEREAS, E*TRADE Asset Management, Inc. ("ETAM") and E*TRADE Funds ("Trust"), on behalf of each series or class of the Trust set forth in Schedule A-1 and A-2, as such Schedules may be amended from time to time (each series and class is hereinafter referred to as the "Fund" and "Class," respectively), entered into a Second Amended and Restated Expense Limitation Agreement effective as of August 19, 2003, on behalf of each Fund or Class ("Expense Limitation Agreement"), in order to maintain the expenses of each Fund or Class at a level below the level to which that Fund or Class would be subject during the period covering the duration of the Expense Limitation Agreement ("Transition Period") and in order to maintain each Fund's or Class' expense ratio at the Maximum Annual Operating Expense Limit (as defined in the Expense Limitation Agreement) specified for each Fund or Class in Schedule A-1 or Schedule A-2 thereto;

     WHEREAS, each party has determined that it is appropriate and in the best interests of each Fund or Class and its shareholders to amend: (i) Section III of the Expense Limitation Agreements to extend the termination date from August 31, 2004 to December 31, 2004 and (ii) Schedules A-1 and A-2 of the Expense Limitation Agreement to reflect the removal of the E*TRADE Premier Money Market Fund from Schedule A-1, and the addition of a Premier Class of shares to the E*TRADE Money Market Fund to Schedule A-2;

     NOW THEREFORE, the parties hereto agree that the Expense Limitation Agreement is hereby amended as of the date hereof as follows:

III. Term and Termination of Agreement.
     ----------------------------------

     This Agreement with respect to each Fund or Class shall continue in effect through December 31, 2004 and shall thereafter continue in effect with respect to each Fund or Class from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund or Class.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        E*TRADE FUNDS, on behalf of each Fund or Class listed on Schedule A-1 and Schedule A-2


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:
                                               ---------------------------------


                                        E*TRADE ASSET MANAGEMENT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:
                                               ---------------------------------

                                  SCHEDULE A-1
                                     TO THE
                           SECOND AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                          ----------------------------

                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds or Classes of the Trust:

                                                         Maximum Annual
                                                     Operating Expense Limit
                                                   (as a percentage of  average
 Name of Fund or Class                                    daily net assets)
----------------------                           ------------------------------

E*TRADE California Money Market Fund

     Sweep Class                                                           0.95%

E*TRADE Government Money Market Fund

     Sweep Class                                                           1.10%

E*TRADE Money Market Fund

     Institutional Class                                                   0.20%

     Premier Class                                                         0.45%

     Sweep Class                                                           1.10%

E*TRADE Municipal Money Market Fund

     Premier Class                                                         0.45%

     Sweep Class                                                           1.05%

E*TRADE New York Money Market Fund

     Sweep Class                                                           0.95%

                              AMENDED SCHEDULE A-2
                                     TO THE
                           SECOND AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                          ----------------------------

                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Fund(s) of the Trust:

                                                          Maximum Annual
                                                      Operating  Expense Limit
                                                    (as a percentage of average
Name of Fund                                              daily net assets
------------                                     ------------------------------
E*TRADE Asset Allocation Fund                                              0.50%

E*TRADE Bond Fund                                                          0.65%

E*TRADE International Index Fund                                           0.65%

E*TRADE Russell 2000 Index Fund                                            0.65%

E*TRADE S&P 500 Index Fund                                                 0.40%

E*TRADE Technology Index Fund                                              0.85%

248135.1.03